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                                    NuTech
                                     Digital, Inc

                                  June 18, 2004

Mr. Yegia Eli Aramyan
c/o NuTech Digital, Inc.
7900 Gloria Avneue
Van Nuys, California 91406

Dear Eli:

      The Board of Directors of NuTech Digital, Inc. (the "Company") has approved a grant to you of an incentive stock option covering 100,000 shares of restricted common stock. The market value of the Company's common stock today is $0.35. These options are intended to be incentive options in accordance with section 422 of the Internal Revenue Code. The term of the option will be ten years, to June 17, 2014, after which time it will not be exercisable. The Company will seek shareholder approval of the option at its next annual meeting of shareholders. The Company will register the option on an S-8 Registration Statement. The option will be exercisable by you immediately as to 25,000 shares, in recognition of your work to date, and as to the remaining 75,000 shares, your right to purchase the common stock will vest on the first anniversary date of this letter as to 25,000 shares and on the second and third anniversary dates of this letter as to 25,000 shares, so long as you continue to be employed by the Company. You may not transfer this option other than by Will or the laws of descent and distribution. During your lifetime, this option will be exercisable only by you.

      If, for any reason, the option does not qualify for incentive option treatment under section 422 of the Internal Revenue Code, it will be considered to be a non-qualified option.

      The Board of Directors wishes to thank you for your efforts in helping the Company achieve success. If you agree to this proposal, please countersign this letter at the space indicated below.

                                       Very truly yours,

                                       NuTECH DIGITAL, INC.

                                       By: /s/ Lee Kasper
                                           -------------------------------------
                                           Lee Kasper, President

Mr. Yegia Eli Aramyan
June 18, 2004
Page 2

June 18, 2004

         I have read the above letter and agree to its terms.


                                       /s/ Yegia Eli Aramyan
                                       -----------------------------------------
                                       Yegia Eli Aramyan